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                                                                     EXHIBIT 4.2

                          CERTIFICATE OF DETERMINATION
                                       OF
                       SERIES B NON-VOTING PREFERRED STOCK
                                       OF
                            MISSION COMMUNITY BANCORP

                            a California corporation


         The undersigned, Anita M. Robinson and Roxanne M. Carr, hereby certify that:

         A. They are the duly elected and acting President and Secretary, respectively, of Mission Community Bancorp, a California corporation (the "Company").

         B. The authorized number of shares of preferred stock is 1,000,000, none of which has been issued. The number of shares of Series B Non-Voting Preferred Stock is 20,500, none of which has been issued.

         C. Pursuant to authority given by said Company's Articles of Incorporation, the Board of Directors of the Company duly has adopted the following recitals and resolutions:

         "WHEREAS, the Articles of Incorporation of the Company authorize a class of preferred stock comprising 1,000,000 shares issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the Company is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock including but not limited to the dividends rights, dividend rates, conversion rights, voting rights, and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and

         WHEREAS, the Company heretofore has not designated any series of preferred stock except for the 100,000 shares of Series A Non-Voting Convertible Redeemable Preferred Stock (none of which has been issued as of the date of these Resolutions), and it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to fix the rights, preferences, privileges and restrictions and other matters relating to Series B Non-Voting Preferred Stock and the number of shares constituting such series;

         NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Board of Directors of the Company hereby fixes and determines the designation of, the number of shares


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         constituting, and the rights, preferences, privileges and restrictions relating to, this series of preferred stock as follows:


                  1. DESIGNATION AND NUMBER OF SHARES. This series of Preferred Stock shall be designated "Series B Non-Voting Preferred Stock" (the "Series B Preferred Stock"), and the number of shares which shall constitute such series shall be 20,500. The stated value of the Series B Preferred Stock shall be $10.00 per share.

                  2. VOTING RIGHTS. The holders of Series B Preferred Stock shall not, by virtue of their ownership thereof, be entitled to vote on any matter, except as otherwise required by the California Corporations Code.

                  3. REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

                  4. DIVIDENDS.

                  (a) No dividend (except a dividend payable solely in Common Stock of the Company) shall be paid to the holders of Common Stock at any time unless concurrently dividends are paid or declared and set apart for payment with respect to all outstanding shares of the Series B Preferred Stock in an amount for each share of Series B Preferred Stock equal to the amount of the dividend that would be payable on the shares of Common Stock. The Series B Preferred Stock shall not be entitled to any fixed rate of return.

                  (b) No dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock unless full dividends (which shall be cumulative with respect to shares of Prior Stock [as hereinafter defined] which by their terms bear cumulative dividends from the date from and after which dividends thereon are cumulative) have been or contemporaneously are paid or declared and set apart for payment on all Prior Stock. No dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock to the exclusion of any Parity Stock (as hereafter defined).

                  5. LIQUIDATION.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall not be entitled to receive, from any of the assets or surplus funds of the Company legally available for distribution, any payment or distribution until payment in full of all preferential amounts provided for in Prior Stock of the Company. After payment in full of the preferential amounts has been made to the holders of any Prior Stock and subject to receipt of any required governmental approvals from bank regulatory agencies, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company


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legally available for distribution to the holders of the Common Stock or any
Junior Stock, the amount of $10.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares. If the assets and funds available for distribution to the holders of the Series B Preferred Stock and any Parity Stock shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Company legally available for distribution shall be distributed to the holders of the Series B Preferred Stock and the Parity Stock in proportion to the preferential amount each such holders is otherwise entitled to receive.

                  (b) After payment in full of all preferential amounts has been made, all remaining assets of the Company legally available for distribution shall be distributed ratably among holders of the Common Stock and any stock participating with the Common Stock in proportion to the number of shares held by them.

                  (c) Neither the purchase nor redemption by the Company of shares of any class of stock in any manner permitted by the articles of incorporation or California law shall be deemed to be a liquidation, dissolution or winding up of the Company for the purposes of this Paragraph 5.

                  (d) For purposes of this Paragraph 5, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (1) the Company's sale of all or substantially all of its assets,
(2) the acquisition of the Company by another entity in which the Company is not the surviving entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary unless the shareholders of the Company hold at least 50% of the outstanding voting equity securities of the successor or surviving corporation or (3) a tender offer or exchange offer in which at least 51% of the voting equity securities of the Company are acquired (in each such case a "Change in Control Event"). Upon the occurrence of a Change in Control Event and notwithstanding any other provisions of this Paragraph 5 and in lieu of any payments under Subparagraph (a) of this Paragraph 5, holders of the Series B Preferred Stock shall be entitled to receive a payment in the same form of consideration and in the same amount as the per share price received, or deemed to be received, by the holders of the Common Stock in or as a result of the Change of Control Event, including without limitation a liquidation of the Company following a Change in Control Event described in (1), above. Such per share price shall be subject to appropriate adjustment to reflect any stock splits, stock dividends, recapitalizations, reorganizations or the like of the Common Stock taking place after the date of the adoption of this Resolution and prior to the determination of the such per share price.

                  6. CONVERSION. The holders of the Series B Preferred Stock shall have no conversion rights.

                  7. NO REISSUANCE. No shares of Series B Preferred Stock acquired by the


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Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

                  8. DEFINITIONS. As used in this Resolution, the following terms have the following meanings:

                  (a) The term "Common Stock" shall mean the class of stock designated as the common stock of the Company at the date of the adoption of this Resolution or any other class of stock resulting from successive changes or reclassifications of the common stock.

                  (b) The term "Parity Stock" means (y) as used in Paragraph 4, above, the Series A Non-Voting Convertible Redeemable Preferred Stock and any class or series of stock of the Company hereafter authorized or issued ranking on a parity with the Series B Preferred Stock in the payment of dividends, and
(z) as used in Paragraph 5, above, any class or series of stock of the Company hereafter authorized or issued ranking on a parity with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company.

                  (c) The term "Prior Stock" means (y) as used in Paragraph 4, above, any class or series of stock of the Company hereafter authorized or issued which has preference or priority in the payment of dividends over the Series B Preferred Stock, and (z) as used in Paragraph 5, above, the Series A Non-Voting Convertible Redeemable Preferred Stock (as it relates to such Stock's $10.00 per share liquidation preference) and any class or series of stock of the Company hereafter authorized or issued which has preference or priority over the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Common Stock is not a Prior Stock to the Series B Preferred Stock.

                  (d) The term "Junior Stock" means, as used in Paragraph 5, above, any class or series of stock of the Company (other than the Common Stock) hereafter authorized or issued over which the Series B Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company.


         RESOLVED FURTHER, that the President and the Secretary are hereby authorized and directed to execute and file a Certificate of Determination in accordance with the foregoing resolutions and provisions of California law."


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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
28th day of December, 2000.


                                              -----------------------------
                                              Anita M. Robinson, President


                                              -----------------------------
                                              Roxanne M. Carr, Secretary



         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct of their own knowledge.

         Executed at San Luis Obispo, California on December 28, 2000.


                                              -----------------------------
                                              Anita M. Robinson


                                              -----------------------------
                                              Roxanne M. Carr

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